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                                                                     EXHIBIT 8.1

                                November 8, 2002

Star Gas Partners, L.P.
2187 Atlantic Street
Stamford, CT  06902

                  Re:  Amendment No. 1 to Registration Statement on Form S-3
                       -----------------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel to Star Gas Partners, L.P. (the "Partnership") in connection with the registration and offering (the "Offering") of up to $200,000,000 of equity and/or debt securities in the Partnership, including common units of limited partner interest (the "Common Units") pursuant to the Amendment No. 1 to the Registration Statement on Form S-3 of the Partnership (the "Registration Statement"). In connection therewith, we have participated in the preparation of the discussion (the "Discussion") set forth under the caption "Federal Income Tax Considerations" in the prospectus included in the Registration Statement (the "Prospectus"). Capitalized terms used and not otherwise defined herein are used as defined in the Prospectus.

         The Discussion, subject to the qualifications stated therein, constitutes our opinion as to the material United States federal income tax consequences for purchasers of Common Units pursuant to the Offering as of the date set forth above. We assume no obligation to update this opinion.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Discussion. The issuance of such consent does not concede that we are an "expert" for the purposes of the Securities Act of 1933.

                                                 Very truly yours,

                                                 PHILLIPS NIZER LLP


                                                 By:   /s/ Brian Brodrick
                                                    ------------------------
                                                       Brian Brodrick, Partner